UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46- 2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

833 East Michigan Street, Suite 900
Milwaukee, Wisconsin 53202
(Address of Principal executive offices, including Zip Code)

(414) 277-9300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective December 1, 2016, Brian K. Kobylinski became the Chief Executive Officer of Jason Industries, Inc. (the “Company”). In connection with his promotion and also effective as of December 1, 2016, Mr. Kobylinski’s employment agreement, dated as of April 8, 2016, with the Company was amended. The amendment, in addition to changing his reporting responsibilities to reflect his new role as the Chief Executive Officer, raised Mr. Kobylinski’s initial base salary to $700,000 per year and increased his target Management Incentive Plan bonus to 100% of his base salary. Additional information about Mr. Kobylinski’s employment agreement can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2016.
The foregoing description of Mr. Kobylinski’s employment agreement and the amendment thereto are summaries only and are qualified in their entirety by reference to the full text of these documents, copies of which are filed herewith or incorporated by reference herein.
Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are being filed herewith or incorporated by reference herein:

Exhibit No.     Description

10.1
Employment Agreement between the Company and Brian K. Kobylinski, dated April 8, 2016 (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2016, which was filed with the Securities and Exchange Commission on May 10, 2016).

10.2	Amendment to Employment Agreement between the Company and Brian K. Kobylinski, dated December 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By:    /s/ Thomas L. Doerr, Jr.
Name:    Thomas L. Doerr, Jr.

Title:	Vice President, General Counsel and Secretary

Date: December 2, 2016

EXHIBIT INDEX

Exhibit No.     Description

10.1
Employment Agreement between the Company and Brian K. Kobylinski, dated April 8, 2016 (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2016, which was filed with the Securities and Exchange Commission on May 10, 2016).

10.2	Amendment to Employment Agreement between the Company and Brian K. Kobylinski, dated December 1, 2016.